Exhibit 4.1
                        CREDIT AND SECURITY AGREEMENT

                         Dated as of March 31, 2003

Ramtron International Corporation, a Delaware corporation ("Ramtron"), Enhanced Memory Systems, Inc., a Delaware corporation ("EMS"), and Mushkin Inc., a Colorado corporation ("Mushkin" and, together with Ramtron and EMS, the "Borrowers"), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                ARTICLE I

                               DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

     "Accounts" means all of the Borrowers' accounts, as such term is defined in the UCC, including each and every right of each Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by any Borrower or by some other person who subsequently transfers such person's interest to any Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which any Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles; provided, however, that "Accounts" shall not include any rights to payment arising out of a sale, lease, or other disposition of any Equipment or Intellectual Property Rights, or of any other goods or other property that is not otherwise included in the definition of Collateral.

     "Advance" means a Revolving Advance.

     "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with any Borrower, including any Subsidiary of any Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

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     "Agreement" means this Credit and Security Agreement.

     "Availability" as to any Borrower means at any time the difference of
     (i) such Borrower's Borrowing Base and (ii) the outstanding principal balance of such Borrower's Revolving Note.

     "Available Cash" means the sum of Availability plus cash on hand, as determined in accordance with GAAP.

     "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

     "Base Rate" means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank National Association at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

     "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP, but calculated without regard to any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142.

     "Borrowing Base" as of any date of determination for any Borrower means at any time an amount equal to the lesser of:

     (a)  the Maximum Line; or

     (b) subject to change from time to time in the Lender's sole discretion, with respect to Ramtron and EMS, 80% of such Borrower's Eligible Accounts; and with respect to Mushkin, 70% of such Borrower's Eligible Accounts.

     "Capital Expenditures" means for a period, any unfinanced expenditure of money during such period for the purchase or other acquisition of any capital asset and any other amounts, whether payable currently or in the future, which would in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of Ramtron for such period.

     "Change of Control" means the occurrence of any of the following events:

     (i) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than Ramtron with respect to EMS and Mushkin, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of all classes of voting equity interests of any Borrower.

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    (ii)  During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of any Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of any Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of such Borrower then in office.

     "Collateral" means all of the Borrowers' Accounts, chattel paper, deposit accounts, documents, General Intangibles (other than Intellectual Property Rights), goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions;
     (iii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (iv) all collateral subject to the Lien of any Security Document; (v) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; and (vi) proceeds of any and all of the foregoing; provided, however, that "Collateral" shall not include any European Accounts or any general intangibles, contract rights, choses of action, causes of action or other intangible personal property of Ramtron of every kind and nature now owned in connection with the European Accounts or hereafter acquired in connection with the European Accounts or any additions or accessions to, substitutions for or any replacements, products or proceeds thereof.

     "Collateral Account" means a "Lender Account" as defined in any Lockbox and Collection Account Agreement.

     "Commitment" means the Lender's commitment to make Advances to the Borrowers pursuant to Article II.

     "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

     "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

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     "Default Period" means any period of time beginning on the day an Event of Default occurs and ending on the date the Lender notifies the Borrowers in writing that such Event of Default has been waived.

     "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

     "Deposit Account Control Agreements" has the meaning given in Section
     4.1(e).

     "Director" of a Borrower means a director if such Borrower is a corporation, a governor, manager, or managing member (as applicable) if such Borrower is a limited liability company, or a general partner if such Borrower is a partnership.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

     "Eligible Accounts" for a Borrower means all unpaid Accounts of such Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

       (i) That portion of Accounts (A) unpaid more than 60 days past the stated due date or (B) unpaid more than 90 days past the invoice date (except in the case of Accounts owing from China National Machinery, in which case such limit shall be 120 days past the invoice date);

      (ii) That portion of Accounts that is (A) disputed or (B) subject to a claim of offset or a contra account;

     (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

      (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

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       (v)  Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

      (vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion and assigned to the Lender;

     (vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

    (viii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

      (ix) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender, including without limitation all European Accounts;

       (x) That portion of Accounts that has been restructured, extended, amended or modified;

      (xi) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

     (xii) Accounts owed by an account debtor to the Borrowers, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Accounts of the Borrowers; except that in the case of Accounts covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion, such limit shall be equal to the special credit limit set under such policy;

    (xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due to any Borrower under Accounts from such debtor is ineligible under clauses (i), (ii)(A) or (x) above; and

     (xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

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     "EMS Revolving Note" means the revolving promissory note of EMS and
     Ramtron, payable to the order of the Lender in substantially the form of Exhibit B hereto.

     "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health or the environment.

     "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

     "European Accounts" means all accounts, receivables, contract rights, chattel paper, instruments and documents, and all rights to payment, but only to the extent such accounts, receivables, contract rights, chattel paper, instruments, documents, and rights to payment arise out of sales by the Borrower for which the original invoice shows a "bill to" or "ship to" address in any of the countries listed in Exhibit F.

     "Event of Default" has the meaning specified in Section 7.1.

     "Financial Covenants" means the covenants set forth in Section 6.2.

     "Floating Rate" means an annual interest rate equal to the sum of the Base Rate plus one half of one percent (0.50%), which interest rate shall change when and as the Base Rate changes.

     "Funding Date" has the meaning given in Section 2.1.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

     "General Intangibles" means all of the Borrowers' general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use each Borrower's name, and the goodwill of each Borrower's business.

     "Guarantors" means Mushkin, EMS, and any other Person that now or hereafter guaranties the Obligations.

     "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     "IRC" means the Internal Revenue Code of 1986.

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     "Infringe" means, when used with respect to Intellectual Property
     Rights, any infringement or other violation of Intellectual Property
     Rights.

     "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

     "Intercreditor Agreements" means the Intercreditor Agreement of even date herewith by and between the Lender and Infineon Technologies AG and the Intercreditor Agreement of even date herewith by and among the Lender, Bramwell Capital Corp., and Halifax Fund, L.P.

     "Inventory" means all of the Borrowers' inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Investment Property" means all of the Borrowers' investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

     "Licensed Intellectual Property" has the meaning given in
      Section 5.11(c).

     "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

     "Loan Documents" means this Agreement, the Notes, and the Security
     Documents.

     "Lockbox" means each Lockbox, as such term is defined in the separate Lockbox and Collection Account Agreements.

     "Lockbox and Collection Account Agreement" means each of the separate Lockbox and Collection Account Agreements by and among each Borrower, Wells Fargo Bank, N.A., and the Lender, of even date herewith.

     "Material Adverse Effect" means any of the following:

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       (i)  a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of any Borrower;

      (ii) a material adverse effect on the ability of any Borrower to perform its obligations under the Loan Documents;

     (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

      (iv) any claim against any Borrower or threat of litigation (other than any existing claims or litigation in respect of patents set forth on Schedule 5.7) which if determined adversely to such Borrower would cause such Borrower to be liable to pay an amount exceeding $250,000 or would be an event described in clauses (i),
            (ii) and (iii) above.

     "Maturity Date" means March 31, 2006.

     "Maximum Line" means $3,000,000 unless said amount is reduced pursuant to Section 2.8, in which event it means such lower amount.

     "Minimum Interest Charge" has the meaning given in Section 2.4(b).

     "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

     "Mushkin Revolving Note" means the revolving promissory note of Mushkin and Ramtron, payable to the order of the Lender in substantially the form of Exhibit C hereto.

     "Net Income" means pre-tax net income excluding extraordinary gains, as determined in accordance with GAAP but calculated without regard to any change in the valuation of goodwill made in accordance with FASB Accounting Standard 142.

     "Note" means a Revolving Note.

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     "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of any Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of any Borrower arising under any Loan Document or guaranty between such Borrower and the Lender, whether now in effect or hereafter entered into.

     "Officer" means with respect to any Borrower, an officer if such Borrower is a corporation, an officer or manager if such Borrower is a limited liability company, or a partner if such Borrower is a partnership.

     "Organizational Guarantors" means each Guarantor that is not an individual.

     "Owned Intellectual Property" has the meaning given in Section 5.11(a).

     "Owner" means with respect to any Borrower, each Person having legal or beneficial title to an ownership interest in such Borrower or a right to acquire such an interest.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

     "Permitted Lien" has the meaning given in Section 6.3(a).

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate.

     "Premises" means all premises where any Borrower conducts its business and has any rights of possession, including the premises described in Exhibit E attached hereto.

     "Ramtron Revolving Note" means the revolving promissory note of Ramtron, payable to the order of the Lender in substantially the form of Exhibit A hereto.

     "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

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     "Revolving Advance" has the meaning given in Section 2.1.

     "Revolving Notes" means the Ramtron Revolving Note, the EMS Revolving Note, and the Mushkin Revolving Note.

     "Security Documents" means this Agreement, each Lockbox and Collection Account Agreement, each Deposit Account Control Agreement, and any other document delivered to the Lender from time to time to secure the Obligations.

     "Security Interest" has the meaning given in Section 3.1.

     "Significant Owner" means with respect to any Borrower, each Person having legal or beneficial title to an ownership interest in such Borrower or a right to acquire such an interest, all of which in the aggregate now constitutes or, on a fully exercised basis, would result in, an ownership of more than 5% of the issued and outstanding ownership interests in such Borrower.

     "Subordination Agreement" means any subordination agreement accepted by the Lender from time to time.

     "Subsidiary" means any entity of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of Directors of such entity, irrespective of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

     "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     "Wells Fargo Bank" means Wells Fargo Bank, N.A.

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Section 1.2.  Other Definitional Terms; Rules of Interpretation. The words
"hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                ARTICLE III

                  AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1. Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to each Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to a Borrower to the extent (a) the amount of the Revolving Advance requested by such Borrower exceeds such Borrower's Availability or (b) after giving effect to the requested Revolving Advance, the total of the Revolving Advances outstanding to the Borrowers would, in the aggregate, exceed the Maximum Line. Each Borrower's obligation to pay the Revolving Advances shall be evidenced by such Borrower's Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, each Borrower may borrow, prepay pursuant to Section 2.8 and reborrow.

Section 2.2. Procedures for Requesting Advances. Each Borrower shall comply with the following procedures in requesting Revolving Advances:

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     (a)  Time for Requests. Such Borrower shall request each Advance not later than 11:00 a.m., Denver, Colorado time on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or facsimile transmission, to be confirmed in writing by such Borrower if so requested by the Lender, shall be by
          (i) an Officer of such Borrower; or (ii) a person designated as such Borrower's agent by an Officer of such Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of such Borrower or such a designated agent. Such Borrower shall repay such Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by such Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the requesting Borrower's demand deposit account maintained with Wells Fargo Bank, N.A. unless the Lender and such Borrower shall agree in writing to another manner of disbursement.

Section 2.3.  Increased Costs; Capital Adequacy; Funding Exceptions.

     (a) Increased Costs; Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Lender may so notify the Borrowers and require the Borrowers, beginning thirty (30) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.2:

            (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

           (ii) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

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          (iii)  "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect, costs of issuing or maintaining any Advance and amounts received or receivable under this Agreement or the Note with respect to any Advance. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

           (iv) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

          The initial notice sent by the Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

Section 2.4. Interest; Minimum Interest Charge; Default Interest; Participations; Processing Days; Usury.

     (a) Note. Except as set forth in Subsections (c) and (f), the outstanding principal balance of the Notes shall bear interest at the Floating Rate.

                                    Page-13

     (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), the Borrowers shall pay to the Lender interest of not less than $100,000 per Loan Year (the "Minimum Interest Charge") during the term of this Agreement, prorated for periods less than one Loan Year, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Subsection (a) on the first day following each anniversary of the Funding Date and on the Termination Date. As used in this subsection (b), "Loan Year" means each one-year period ending on an anniversary of the Funding Date.

     (c) Default Interest Rate. Upon notice to the Borrowers from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

     (d) Processing Day. Notwithstanding Section 2.7(b)(ii), interest at the interest rate applicable under this Section 2.3 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for one (1) day for processing.

     (e) Participations. If any Person shall acquire a participation in the Advances, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.3, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.3, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

     (f) Usury. Notwithstanding anything to the contrary contained herein, no rate change shall be put into effect, which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any

                                    Page-14
          applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrowers and the Lender, or their successors and assigns.

Section 2.5.  Fees.

     (a) Origination Fee. The Borrowers shall pay the Lender a fully earned and non-refundable origination fee of $15,000, due and payable upon the execution of this Agreement. The Lender has received $20,000 toward payment of this fee and the fees, costs and expenses described in subsection (c) of this Section 2.5 and in Section 8.5.

     (b) Unused Line Fees. For the purposes of this Section 2.5(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances of all Borrowers. The Borrowers shall pay the Lender an unused line fee at the rate of one quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

     (c) Audit Fees. The Borrowers shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $95 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     (d) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before the Maturity Date, (ii) by the Borrowers (A) as of a date other than the Maturity Date or (B) as of the Maturity Date but without the Lender having received written notice of such termination at least 30 days before such Maturity Date, or if the Borrowers reduce the Maximum Line, the Borrowers shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

                                    Page-15

     (e) Waiver of Termination Fees. The Borrowers will not be required to pay the termination fees otherwise due under Section 2.5(d) if (a) such termination is made because of refinancing of the Borrowers in full by an affiliate of the Lender or (b) such termination is made within 90 days after a demand for payment of increased costs pursuant to Section 2.3.

     (f) Other Fees. The Lender may from time to time, upon five (5) days prior notice to the Borrowers, charge additional fees for Revolving Advances made in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. Any Borrower's request for a Revolving Advance at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrowers' agreement to pay the fees described in such notice.

Section 2.6. Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.

     (a) Time For Interest Payments. Interest shall be due and payable in arrears on the last day of each month and on the Termination Date.

     (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.7.  Lockbox; Collateral Account; Application of Payments.

     (a)  Lockbox and Collateral Account.

           (i) Upon notice from the Lender, each Borrower shall instruct all account debtors to pay all Accounts directly to such Borrower's Lockbox. Upon any Borrower's receipt of payments on Accounts, whether before or after such instructions have been given, such Borrower shall deposit such payments into such Borrower's Collateral Account. Each Borrower shall also deposit all other cash proceeds of Collateral directly to its Collateral Account. Until so deposited, each Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the
               Obligations.

                                    Page-16

         (ii) All items deposited in any Borrower's Collateral Account shall be subject to final payment. If any such item is returned uncollected, such Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to such Borrower's commercial account or other account. Each Borrower shall be liable as an endorser on all items deposited in such Borrower's Collateral Account, whether or not in fact endorsed by such Borrower.

     (b)  Application of Payments.

           (i) Each Borrower may, from time to time, in accordance with the Lockbox and Collection Account Agreement, cause funds in its Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations.

          (ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) days (in addition to processing days set forth in Section 2.4(d)) before applying them to the Obligations.

Section 2.8. Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line at any time if they (i) give the Lender at least 30 days' prior written notice and (ii) pay the Lender termination and Maximum Line reduction fees in accordance with Section 2.5(d). Any reduction in the Maximum Line must be in an amount of not less than $250,000 or an integral multiple thereof. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrowers' expense, release or terminate the Security Interest and the Security Documents to which each Borrower is entitled by law.

Section 2.9. Mandatory Prepayment. Unless the Lender has given its prior written consent, then without notice or demand, if the outstanding principal balance of the Revolving Advances made to any Borrower at any time exceeds such Borrower's Borrowing Base, such Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.9 or under Section 2.8 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

                                    Page-17

Section 2.10. Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

Section 2.11. Use of Proceeds. The Borrowers shall use the proceeds of Advances for general corporate purposes.

Section 2.12. Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, each Borrower will admit and certify in writing the exact principal balance of the Obligations that such Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender and delivered to Ramtron shall be conclusive and fully binding on the applicable Borrower unless such Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                ARTICLE III

                     SECURITY INTEREST; OCCUPANCY; SETOFF

Section 3.1. Grant of Security Interest. Each Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

Section 3.2. Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. Each Borrower will join in giving such notice if the Lender so requests. At any time during a Default Period after any Borrower or the Lender gives such notice to an account debtor or other obligor and so long as a Default Period exists, the Lender may, but need not, in the Lender's name or in such Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as such Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of such Borrower's mail to any address designated by the Lender, otherwise intercept such Borrower's mail, and receive, open and dispose of such Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower's account or forwarding such mail to such Borrower's last known address.

                                    Page-18

Section 3.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and such Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in such Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 3.4.  Occupancy.

     (a) Each Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period; provided, however, that nothing in this Section 3.4 shall prohibit Bramwell Capital Corp. or Halifax Fund, L.P. from gaining access to the Premises.

     (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

     (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

     (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, each Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, each Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                                    Page-19

Section 3.5. License. Without limiting the generality of any other Security Document, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower (other than any Intellectual Property Rights that have been assigned as security to Infineon Technology
AG) for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Borrower for its own manufacturing and subject to such Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

Section 3.6. Financing Statement. Each Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral describing the Collateral or specific items of collateral as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by any Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtors:

         Ramtron International Corporation
         1850 Ramtron Drive
         Colorado Springs, Colorado 80921
         Federal Employer Identification No. 84-0962308
         Organizational Identification No. 2026110

         Enhanced Memory Systems, Inc.
         1850 Ramtron Drive
         Colorado Springs, Colorado 80921
         Federal Employer Identification No. 84-1311720
         Organizational Identification No. 2508167

         Mushkin Inc.
         435 W. Colfax Ave.
         Denver, Colorado 80204
         Federal Employer Identification No. 84-1549773
         Organizational Identification No. 19961098262

         Name and address of Secured Party:

         Wells Fargo Business Credit, Inc.
         MAC C7300-210
         1740 Broadway
         Denver, Colorado 80274
         Federal Employer Identification No. 41-1237652

                                    Page-20

Section 3.7. Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation of such Borrower, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.

Section 3.8. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. Each Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

                                ARTICLE IV

                           CONDITIONS OF LENDING

Section 4.1. Conditions Precedent to the Initial Advances . The Lender's obligation to make the initial Advances shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

     (a)  This Agreement, properly executed by each Borrower.

     (b)  The Notes, properly executed by the appropriate Borrowers.

     (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

     (d) The separate Lockbox and Collection Account Agreements, properly executed by each Borrower and Wells Fargo Bank, N.A.

     (e) Control agreements, properly executed by each Borrower and each bank at which each Borrower maintains deposit accounts (the "Deposit Account Control Agreements").

                                    Page-21

     (f) An assignment of the Borrower's foreign receivables insurance policy.

     (g) The Intercreditor Agreements, properly executed by Infineon Technologies AG and by Bramwell Capital Corp. and Halifax Fund, L.P.

     (h) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against any Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

    (i) A certificate of each Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of such Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of such Borrower's Constituent Documents, and (iii) examples of the signatures of such Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

     (j) Current certificates issued by the Secretary of State of Delaware or Colorado, as appropriate, certifying that each Borrower is in good standing in such Borrower's respective state of incorporation.

     (k) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

     (l) A certificate of an Officer of each Borrower confirming, in his or her official capacity, the representations and warranties set forth in Article V.

     (m)  An opinion of counsel to each Borrower, addressed to the Lender.

     (n) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

     (o) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

                                    Page-22

     (p) Payment of the fees and commissions due under Section 2.5 through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrowers under
          Section 8.5, including all legal expenses incurred through the date of this Agreement.

     (q) Evidence that after making the initial Revolving Advance, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $2,000,000.

     (r) Such other documents as the Lender in its reasonable discretion may require.

Section 4.2. Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that:

     (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

     (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                ARTICLE V

                    REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lender as follows:

Section 5.1. Existence and Power; Name; Chief Executive Office; Inventory Locations; Federal Employer Identification Number. Each of Ramtron and EMS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Mushkin is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. Each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During the past six years, each Borrower has done business solely under the names set forth in Schedule 5.1. Each Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 and all of such Borrower's records relating to its business or the Collateral are kept at that location. All Inventory is located at that location or at one of the other locations listed in Schedule 5.1. Each Borrower's federal employer identification number is correctly set forth in Section 3.6.

                                    Page-23

Section 5.2. Capitalization. Schedule 5.2 constitutes a correct and complete list of (i) all Significant Owners of Ramtron, (ii) all ownership interests and rights to acquire ownership interests including the record holder, number of interests and percentage interests on a fully diluted basis, of each Borrower other than Ramtron, and (iii) an organizational chart showing the ownership structure of all Subsidiaries of each Borrower.

Section 5.3. Authorization of Borrowing; No Conflict as to Law or Agreements. Except as set forth on Schedule 5.3, the execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or of any Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

Section 5.4. Legal Agreements. This Agreement constitutes and, upon due execution by each Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforceability of creditor's rights generally and by general equitable principles.

Section 5.5. Subsidiaries. Except as set forth in Schedule 5.5 hereto, no Borrower has any Subsidiaries.

Section 5.6. Financial Condition; No Adverse Change. Ramtron has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2001 and unaudited financial statements for the fiscal year ended December 31, 2002, prepared on a consolidated and a consolidating basis, and those statements fairly present each Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no change in any Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

                                    Page-24

Section 5.7. Litigation. Except as set forth in Schedule 5.7, there are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any Affiliate or the properties of any Borrower or any Affiliate before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower or any such Affiliate, would have a Material Adverse Effect.

Section 5.8. Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.9. Taxes. Each Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of such Borrower or such Affiliate, as the case may be, are required to be filed, and each Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 5.10. Titles and Liens. Each Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

Section 5.11.  Intellectual Property Rights.

     (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which any Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) each Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise,
          (ii) no Person other than such Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) such Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

                                    Page-25

     (b) Agreements with Employees and Contractors. Each Borrower has entered into a legally enforceable agreement with each of its employees and contractors obligating each such Person to assign to such Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with such Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with such Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

     (c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which any Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments such Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, each Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise, other than Off-the-shelf Software. Except as disclosed on Schedule 5.11, no Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights, other than Off-the-shelf Software.

     (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct each Borrower's business as it is presently conducted or as such Borrower reasonably foresees conducting it.

     (e) Infringement. Except as disclosed on Schedule 5.11, no Borrower has any knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that such Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to any Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

                                    Page-26

Section 5.12. Plans. Except as set forth on Schedule 5.12, neither any Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or
(iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither any Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither any Borrower nor any ERISA Affiliate has
(i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or
(iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Section 5.13. Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

Section 5.14.  Environmental Matters.

     (a) To each Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

     (b) To each Borrower's best knowledge, no Borrower has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

     (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to any Borrower or, to any Borrower's best knowledge, to the Premises, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Borrower's best knowledge, no such matter is threatened or impending.

                                    Page-27

     (d) To each Borrower's best knowledge, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in such Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months, and to the Borrowers' best knowledge there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

     (e) To each Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

     (f) Each Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to such Borrower's businesses or, to any Borrower's best knowledge, to the Premises.

Section 5.15. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of any Borrower in connection with any Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

Section 5.16. Financing Statements. Each Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 5.17. Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in any Borrower's records pertaining thereto as being obligated to pay such obligation.

                                    Page-28

Section 5.18. Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, no Borrower and no
Affiliate:

     (a)  was or will be insolvent, as that term is used and defined in
          Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

     (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;

     (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

     (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

     (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of such Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                               ARTICLE VI

                               COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, each Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 6.1. Reporting Requirements. Each Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                                    Page-29

     (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of Ramtron, Ramtron will deliver, or cause to be delivered, to the Lender, its audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrowers and acceptable to the Lender, which annual financial statements shall include the Ramtron's balance sheet as at the end of such fiscal year and the related statements of Ramtron's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include each Borrower and, if the Lender so requests, any other Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants; and (iii) a certificate of Ramtron's chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent each Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

     (b) Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each month, the Borrowers will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrowers as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include each Borrower and, if the Lender so requests, any other Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent each Borrower's financial position and the results of its operations; and accompanied by a certificate of each Borrower's chief financial Officer, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not each Borrower is in compliance with the Financial Covenants.

                                    Page-30

     (c)  Collateral Reports.

           (i) Within 15 days after the end of each month or more frequently if the Lender so requires, each Borrower will deliver to the Lender agings of such Borrower's accounts receivable and its accounts payable, and a calculation of such Borrower's Accounts, and Eligible Accounts as at the end of such month or shorter time period.

          (ii) Weekly or more frequently if the Lender so requires, the Borrower will deliver to the Lender reports of sales, credit memos, and collections, an accounts receivable reconciliation report, and copies of invoices to account debtors, shipping documents and delivery receipts for goods sold in excess of $50,000.

      (d) Projections. At least 20 days before the beginning of each fiscal year of each Borrower, such Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing such Borrower's good faith projections and certified by such Borrower's chief financial Officer as being the most accurate projections available and identical to the projections used by such Borrower for internal financial planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

     (e) Litigation. Promptly after the Borrower obtains knowledge of the commencement thereof, each Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting such Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against such Borrower in excess of $250,000.

     (f) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of any Borrower obtains knowledge of the occurrence of any Default or Event of Default, such Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of such Borrower of the steps being taken by the Borrowers to cure the effect thereof.

     (g) Plans. As soon as possible, and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, such Borrower will deliver to the Lender a statement of such Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after any Borrower fails

                                    Page-31
          to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, such Borrower will deliver to the Lender a statement of such Borrower's chief financial Officer setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after any Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, such Borrower will deliver to the Lender a statement of such Borrower's chief financial Officer setting forth details as to such liability and the action which such Borrower proposes to take with respect thereto.

     (h) Disputes. Promptly upon knowledge thereof, each Borrower will deliver to the Lender notice of (i) any disputes or claims by such Borrower's customers exceeding $10,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos not disclosed in accordance with Section 6.1(c)(ii); and (iii) any goods returned to or recovered by such Borrower the aggregate value of which exceeds $25,000.

     (i) Officers and Directors. Promptly upon knowledge thereof, each Borrower will deliver to the Lender notice of any change in the persons constituting such Borrower's Officers and Directors.

     (j) Collateral. Promptly upon knowledge thereof, each Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

     (k) Intellectual Property.

           (i) Each Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; and except for transfers permitted under
                Section 6.16, each Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

          (ii) Promptly upon knowledge thereof, each Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that any Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

                                    Page-32

         (iii) Promptly upon receipt, each Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

     (l) Reports to Owners. Promptly upon their distribution, each Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which such Borrower shall have sent to its Owners in their capacity as Owners.

     (m) SEC Filings. Promptly after the sending or filing thereof, each Borrower will deliver to the Lender copies of all regular and periodic reports which such Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

     (n) Tax Returns. As soon as possible, and in any event by not later than 15 days after they are due (including any extensions), copies of the state and federal tax returns and all schedules thereto, estimated filings, and extension requests, of each Borrower.

     (o) Violations of Law. Promptly upon knowledge thereof, each Borrower will deliver to the Lender notice of such Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect any Borrower's business or its financial condition.

     (p) Other Reports. From time to time, with reasonable promptness, each Borrower will deliver to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

Section 6.2.  Financial Covenants.

     (a) Consolidated Minimum Book Net Worth. Ramtron on a consolidated basis will maintain, as of each date described below, their Book Net Worth at an amount not less than the amount set forth opposite such date:

                                    Page-33

            Date                    Minimum Book Net Worth
            ----                    ----------------------
            December 31, 2002          $19,500,000
            January 31, 2003           $18,800,000
            February 28, 2003          $18,300,000
            March 31, 2003             $18,300,000
            April 30, 2003             $17,600,000
            May 31, 2003               $17,400,000
            June 30, 2003              $17,950,000
            July 31, 2003              $17,500,000
            August 31, 2003            $18,000,000
            September 30, 2003         $19,050,000
            October 31, 2003           $19,400,000
            November 30, 2003          $20,200,000
            December 31, 2003
            and the last day of
            each month thereafter      $21,100,000

     (b) Consolidated Minimum Net Income. Ramtron on a consolidated basis will achieve as of each date set forth below, fiscal year-to-date Net Income of not less than the amount set forth opposite such date:

            Date                    Minimum YTD Net Income
            ----                    ----------------------
            December 31, 2002          ($2,500,000)
            March 31, 2003             ($1,850,000)
            June 30, 2003              ($2,200,000)
            September 30, 2003         ($1,100,000)
            December 31, 2003             $950,000

     (c) Consolidated Minimum Available Cash. Ramtron on a consolidated basis will maintain, as of the last day of each month, Available Cash of not less than $2,000,000.

     (d) Individual Minimum Book Net Worth. Each Borrower will maintain, as of the last day of each month, Book Net Worth in the amount set forth opposite such Borrower in the table below:

            Borrower                Minimum Book Net Worth
            --------                ----------------------
            Ramtron                      $14,750,000
            EMS                          $1,000,000
            Mushkin                      $8,000,000

     (e) Capital Expenditures. Ramtron on a consolidated basis will not incur or contract to incur Capital Expenditures of more than $1,500,000 in the aggregate during either of its fiscal years ending December 31, 2002 or December 31, 2003.

                                    Page-34

     (f) Financial Covenant Reset. On or before December 31, 2003, the Borrower and the Lender shall agree on new covenant levels for the Financial Covenants for periods after that date, but if the Borrower and the Lender do not agree, the Lender may designate the required amounts in its reasonable discretion, and failure by the Borrower to maintain the designated amounts shall constitute an Event of Default hereunder.

Section 6.3.  Permitted Liens; Financing Statements.

     (a) No Borrower will create, incur or suffer to exist any Lien upon or of any of the Collateral, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

           (i)  Liens in existence on the date hereof and listed in Schedule
                6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4; and

          (ii)  the Security Interest and Liens created by the Security
                Documents.

     (b) No Borrower will amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

Section 6.4. Indebtedness. No Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on such Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

     (a)  indebtedness arising hereunder;

     (b) indebtedness of any Borrower in existence on the date hereof and listed in Schedule 6.4 hereto;

     (c) with respect to EMS, indebtedness payable to Ramtron permitted in accordance with Section 6.6(f); and

     (d) indebtedness incurred solely in order to finance the acquisition of fixed or capital assets, in an amount not to exceed the fair market value of the assets acquired using the proceeds of such indebtedness.

Section 6.5. Guaranties. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                                    Page-35

     (a) the endorsement of negotiable instruments by any Borrower for deposit or collection or similar transactions in the ordinary course of business; and

     (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

Section 6.6. Investments and Subsidiaries. No Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

     (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

     (b) travel advances or loans to such Borrower's Officers and employees not exceeding at any one time an aggregate of $25,000;

     (c) advances in the form of progress payments, prepaid rent not exceeding two months or security deposits;

     (d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto;

     (e) loans by any Borrower to its employees in connection with management incentive plans, in an amount not to exceed $100,000 outstanding at any time; and

     (f) so long as (i) no Default Period then exists or would exist immediately after giving effect to such loan or contribution or as a result thereof, (ii) the representations set forth in Section
          5.18 are true with respect to Ramtron both before and immediately after such loan or contribution, (iii) Ramtron has maintained average daily Available Cash of at least $2,000,000 for the 90 days prior to making such loan or contribution, and (iv) Ramtron would have Available Cash of at least $2,000,000 after giving effect to such loan or contribution, Ramtron may make equity contributions to EMS not to exceed $9,000,000 in the aggregate during the fiscal year ending December 31, 2003 and loans to EMS in a principal amount outstanding at any given time not to exceed the difference of (A) $9,000,000 and (B) the amount of equity contributions made to EMS by Ramtron during the fiscal year ending December 31, 2003.

                                    Page-36

Section 6.7 Dividends and Distributions. No Borrower will declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that so long as (a) no Default Period exists or would exist immediately after or as a result of such distribution, (b) the representations set forth in Section 5.18 are true with respect to Mushkin both before and immediately after such loan or contribution, (c) Mushkin has maintained average daily Available Cash of at least $500,000 for the 90 days prior to such distribution, and (d) Mushkin would have at least $500,000 in Available Cash immediately after giving effect to such distribution, Mushkin may make distributions to Ramtron not to exceed $1,000,000 during its fiscal year ending December 31, 2003.

Section 6.8. Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with any of its Directors, Officers, employees or agents. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at such Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding such Borrower. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of such Borrower at any time during ordinary business hours.

Section 6.9. Account Verification. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

Section 6.10.  Compliance with Laws.

     (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                                    Page-37

     (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

Section 6.11. Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of any Borrower; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 6.12.  Maintenance of Properties.

     (a) Each Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.12 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Borrower's judgment, desirable in the conduct of such Borrower's business and not disadvantageous in any material respect to the Lender. Each Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

     (b) Each Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. Each Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. Each Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

                                    Page-38

Section 6.13. Insurance. Each Borrower will obtain and at all times maintain insurance with insurers believed by such Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

Section 6.14. Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 6.15. Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by such Borrower.

Section 6.16. Sale or Transfer of Assets; Suspension of Business Operations. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than (a) the sale of Inventory in the ordinary course of business and (b) the sale, lease, assignment, transfer or disposal of obsolete or worn out Equipment disposed of in the ordinary course of business the value of which does not exceed $100,000 during any fiscal year. No Borrower will liquidate, dissolve or suspend its business operations. No Borrower will transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that a Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If a Borrower transfers any Intellectual Property Rights for value, such Borrower will pay over the proceeds to the Lender for application to the Obligations. No Borrower will license any other Person to use any of such Borrower's Intellectual Property Rights, except that such Borrower may grant licenses in the ordinary course of its business in connection with (A) sales of Inventory, (B) provision of services to its customers, (C) research and development programs, and (D) foundary services.

                                    Page-39

Section 6.17. Consolidation and Merger; Asset Acquisitions. No Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

Section 6.18. Sale and Leaseback. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property (other than Equipment), whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 6.19. Restrictions on Nature of Business. No Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

Section 6.20. Accounting. No Borrower will adopt any material change in accounting principles other than as required by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.

Section 6.21. Discounts, etc. After notice from the Lender, which notice shall be given only during a Default Period, no Borrower will grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold. No Borrower will at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower.

Section 6.22. Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither any Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

Section 6.23. Place of Business; Name. No Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. No Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name or jurisdiction of organization.

Section 6.24. Constituent Documents; S Corporation Status. No Borrower will amend its Constituent Documents. No Borrower will become an S Corporation.

                                    Page-40

Section 6.25 Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Section 6.11 and Section 6.13, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 6.25.
                             ARTICLE VII

                 EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

     (a) Default in the payment of any Obligations when they become due and payable;

     (b) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement;

     (c)  A Change of Control shall occur;

                                    Page-41

     (d) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;

     (e) A petition shall be filed by or against any Borrower or any Guarantor under the United States Bankruptcy Code naming such Borrower or such Guarantor as debtor;

     (f) Any representation or warranty made by any Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by any Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect as of the date deemed to be made;

     (g) The rendering against any Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

     (h) A default under any of the 5% Secured Convertible Debentures payable to Infineon Technologies AG, Bramwell Capital Corp., or Halifax Fund L.P., or under any other bond, debenture, note or other evidence of material indebtedness of any Borrower owed to any Person other than the Lender, unless such default has been cured or waived within ten (10) days following such breach, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, unless such default has been cured or waived within ten (10) days following such breach, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such debenture, bond, note, evidence of indebtedness, indenture, other instrument, lease or contract, unless such default has been cured or waived within ten (10) days following such breach;

                                    Page-42

     (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or any Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of any Borrower to the Multiemployer Plan under Title IV of ERISA.

     (j)  An event of default shall occur under any Security Document;

     (k) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

     (l) The patent interference proceeding declared in 1991 in the United States Patent and Trademark Office between the Borrower, National Semiconductor Corporation and the Department of the Navy in regard to one of the Borrower's issued United States patents is adjudicated, settled, or otherwise resolved in a manner that has, or could reasonably be expected to have, a Material Adverse Effect;

     (m) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder, and such default is not cured or waived within ten (10) days;

     (n) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his, her, or its obligations under his, her, or its guaranty or support agreement in favor of the Lender, or any Guarantor shall cease to exist;

                                    Page-43

     (o) Any Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on any Subordinated Indebtedness (as defined in any Subordination Agreement) that any Person was not entitled to receive under the provisions of such Subordination Agreement;

    (p) Any breach, default or event of default by or attributable to any Affiliate under any material agreement between such Affiliate and the Lender shall occur.

Section 7.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

     (a) the Lender may, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

     (b) the Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each Borrower hereby expressly waives;

     (c) the Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Obligations;

     (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, each Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

     (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

     (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(d) or Section 7.1(e), the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

                                    Page-44

Section 7.3. Certain Notices. If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                               ARTICLE VIII

                              MISCELLANEOUS

Section 8.1. No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 8.2. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

Section 8.3 Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile, in each case addressed or telecopied to the party to whom notice is being given at its address or facsimile number as set forth below next to its signature or, as to each party, at such other address or facsimile number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by facsimile, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(a),
(ii) shall be personally delivered, sent by registered or certified mail,

                                    Page-45
return receipt requested, or by overnight courier of national reputation
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. Each Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrowers shall pay Lender the maximum amount allowed by law for responding to such requests.

Section 8.4. Further Documents. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that such Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 8.5. Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 8.6.  Indemnity. In addition to the payment of expenses pursuant to
Section 8.5, each Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

       (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

      (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section
            5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.10(b); and

                                    Page-46

     (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances;

provided, however, that no Borrower will be liable for amounts owed pursuant to this Section 8.6 resulting from the gross negligence or willful misconduct of the Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, each Borrower, or counsel designated by such Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

Section 8.7. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

Section 8.8. Execution in Counterparts; Facsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                                    Page-47

Section 8.9 Retention of Borrowers' Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by any Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

Section 8.10. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of each Borrower and the Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, each Borrower waives and will not assert against any assignee any claims, defenses or set-offs which such Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding each Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding any Borrower and its Affiliates, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

Section 8.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 8.12. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.13. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or any Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in City and County of Denver, Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                    Page-48

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Ramtron International Corporation            RAMTRON INTERNATIONAL
                                             CORPORATION
1850 Ramtron Drive
Colorado Springs, Colorado 80921
Facsimile: 719-481-9294                      By:  /S/ LuAnn D. Hanson
Attention: LuAnn D. Hanson                      ---------------------
e-mail: luann.hanson@ramtron.com                LuAnn D. Hanson
                                                Chief Financial Officer

Enhanced Memory Systems, Inc.                ENHANCED MEMORY SYSTEMS, INC.

1850 Ramtron Drive
Colorado Springs, Colorado 80921
Facsimile: 719-481-9294                      By:  /S/ LuAnn D. Hanson
Attention: LuAnn D. Hanson                      ---------------------
e-mail: luann.hanson@ramtron.com                LuAnn D. Hanson
                                                Chief Financial Officer

Mushkin Inc.                                 MUSHKIN INC.

435 W. Colfax Ave.
Denver, Colorado 80204
Facsimile: 303-534-2647                      By:  /S/ LuAnn D. Hanson
Attention: LuAnn D. Hanson                      ---------------------
e-mail: luann.hanson@ramtron.com                LuAnn D. Hanson
                                                Chief Financial Officer

Wells Fargo Business Credit, Inc.            WELLS FARGO BUSINESS CREDIT INC.

MAC C7300-210
1740 Broadway
Denver, Colorado 80274
Facsimile: 303-863-4904                      By:  /S/  Christopher K. Porter
Attention: Chris Porter                         ----------------------------
e-mail: christopher.k.porter@wellsfargo.com     Christopher K. Porter
                                                Vice President

                                    Page-49

                    Table of Exhibits and Schedules

              Exhibit A . . . . . . . . Form of Ramtron Revolving Note
              Exhibit B . . . . . . . . Form of EMS Revolving Note
              Exhibit C . . . . . . . . Form of Mushkin Revolving Note
              Exhibit D . . . . . . . . Compliance Certificate
              Exhibit E . . . . . . . . Premises
              Exhibit F . . . . . . . . Countries used to determine
                                        "European Accounts"

                           -------------------

        Schedule 5.1     Trade Names, Chief Executive Office,
                         Principal Place of Business, and Locations of
                         Collateral
        Schedule 5.2     Capitalization and Organizational Chart
        Schedule 5.3     Consents Required
        Schedule 5.5     Subsidiaries
        Schedule 5.7     Litigation
        Schedule 5.11    Intellectual Property Disclosures
        Schedule 5.12    Plans
        Schedule 6.3     Permitted Liens
        Schedule 6.4     Permitted Indebtedness and Guaranties

                                    Page-50

                                   Exhibit A to Credit and Security Agreement

                              REVOLVING NOTE
                    (Ramtron International Corporation)

$3,000,000                                                 Denver, Colorado
                                                           March XX, 2003

     For value received, the undersigned, RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender, the Borrower, Enhanced Memory Systems, Inc., and Mushkin Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Ramtron Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

RAMTRON INTERNATIONAL CORPORATION


By  ---------------------------------------
   LuAnn D. Hanson, Chief Financial Officer

                                    Page-51

                                   Exhibit B to Credit and Security Agreement

                               REVOLVING NOTE
                       (Enhanced Memory Systems, Inc.)

$3,000,000                                                 Denver, Colorado
                                                             March XX, 2003

     For value received, the undersigned, ENHANCED MEMORY SYSTEMS, INC., a Delaware corporation ("EMS"), and RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (each, a "Borrower"), hereby promise, jointly and severally, to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to EMS under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender, Mushkin Inc., and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the EMS Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrowers shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

ENHANCED MEMORY SYSTEMS, INC.

By  ----------------------------------------
    LuAnn D. Hanson, Chief Financial Officer

RAMTRON INTERNATIONAL CORPORATION

By  ----------------------------------------
    LuAnn D. Hanson, Chief Financial Officer

                                    Page-52

                                   Exhibit C to Credit and Security Agreement

                              REVOLVING NOTE
                              (Mushkin Inc.)

$3,000,000                                                 Denver, Colorado
                                                           March XX, 2003

     For value received, the undersigned, MUSHKIN INC., a Colorado corporation ("Mushkin"), and RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (each, a "Borrower"), hereby promise, jointly and severally, to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Mushkin under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender, Enhanced Memory Systems, Inc., and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Mushkin Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrowers shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

MUSHKIN INC.

By  ----------------------------------------
    LuAnn D. Hanson, Chief Financial Officer


RAMTRON INTERNATIONAL CORPORATION

By  ----------------------------------------
    LuAnn D. Hanson, Chief Financial Officer

                                    Page-53

                                   Exhibit D to Credit and Security Agreement

                              Compliance Certificate
                              ----------------------

To:  ------------------------------
Wells Fargo Business Credit, Inc.
Date:  ----------------, 200XX
Subject:  Ramtron International Corporation
Enhanced Memory Systems, Inc.
Mushkin Inc.
Financial Statements

In accordance with our Credit and Security Agreement dated as of March XX, 2003 (the "Credit Agreement"), attached are the financial statements of Ramtron International Corporation, Enhanced Memory Systems, Inc., and Mushkin Inc. (the "Borrowers") as of and for ------------, 20XX (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). Capitalized terms used, but not defined, in this certificate have the meanings given to such terms in the Credit Agreement.

I certify that the Current Financials of Ramtron International Corporation have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

     Events of Default. (Check one):

     (   )  The undersigned does not have knowledge of the occurrence of a
            Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

     (   )  The undersigned has knowledge of the occurrence of a Default or
            Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.4(c) of the Credit
            Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

     Financial Covenants. I further hereby certify as follows:

     1. Consolidated Minimum Book Net Worth. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, Ramtron's consolidated Book
Net Worth was $XXXXXXX which (   ) satisfies (   ) does not satisfy the
requirement that such amount be not less than $XXXXXXXX on the Reporting Date as set forth in table below:

                                    Page-54

            Date                    Minimum Book Net Worth
            ----                    ----------------------
            December 31, 2002          $19,500,000
            January 31, 2003           $18,800,000
            February 28, 2003          $18,300,000
            March 31, 2003             $18,300,000
            April 30, 2003             $17,600,000
            May 31, 2003               $17,400,000
            June 30, 2003              $17,950,000
            July 31, 2003              $17,500,000
            August 31, 2003            $18,000,000
            September 30, 2003         $19,050,000
            October 31, 2003           $19,400,000
            November 30, 2003          $20,200,000
            December 31, 2003
            and the last day of
            each month thereafter      $21,100,000

2. Consolidated Minimum Net Income. Pursuant to Section 6.2(b) of the Credit Agreement, Ramtron's consolidated Net Income for the ---------- period ending
on the Reporting Date, was $XXXXXXXX, which (   ) satisfies (   ) does not
satisfy the requirement that such amount be not less than $XXXXXXXXX during such period as set forth in table below:

            Date                    Minimum YTD Net Income
            ----                    ----------------------
            December 31, 2002          ($2,500,000)
            March 31, 2003             ($1,850,000)
            June 30, 2003              ($2,200,000)
            September 30, 2003         ($1,100,000)
            December 31, 2003             $950,000

3. Minimum Available Cash. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrowers consolidated Available
Cash was $XXXXXXXX, which (   ) satisfies (   ) does not satisfy the
requirement that Available Cash be not less than $2,000,000 in the aggregate on such date.

4. Individual Minimum Book Net Worth. Pursuant to Section 6.2(d) of the Credit Agreement, as of the Reporting Date, Ramtron's individual Book Net
Worth was $XXXXXXXX, which (   ) satisfies (   ) does not satisfy the
requirement that such amount be not less than $XXXXXXXX on the Reporting
Date, EMS's individual Book Net Worth was $XXXXXXXXX, which (   ) satisfies
(   ) does not satisfy the requirement that such amount be not less than
$XXXXXXXX on the Reporting Date, and Mushkin's individual Book Net Worth was
$XXXXXXXX, which (   ) satisfies (   ) does not satisfy the requirement that
such amount be not less than $XXXXXXXXX on the Reporting Date, as set forth in table below:

                                    Page-55

            Borrower                Minimum Book Net Worth
            --------                ----------------------
            Ramtron                      $14,750,000
            EMS                          $1,000,000
            Mushkin                      $8,000,000

5. Capital Expenditures. Pursuant to Section 6.2(e) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend, for Capital Expenditures,
$XXXXXXXXX in the aggregate, which (   ) satisfies (   ) does not satisfy the
requirement that such expenditures not exceed $XXXXXXXXX in the aggregate during such year.

6. Ramtron Investments in EMS. Pursuant to Section 6.6(f) of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, Ramtron has made debt and equity investments in EMS in an aggregate amount of
$XXXXXXXXX, which (   ) satisfies (   ) does not satisfy the requirement that
such investments not exceed $9,000,000 in the aggregate during such period.

7. Mushkin Distributions. Pursuant to Section 6.7 of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, Mushkin has
made distributions in an aggregate amount of $XXXXXXXX, which (   ) satisfies
(   ) does not satisfy the requirement that such investments not exceed
$1,000,000 in the aggregate during such period.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

RAMTRON INTERNATIONAL CORPORATION

By  -----------------------------
     Its Chief Financial Officer

ENHANCED MEMORY SYSTEMS, INC.

By  -----------------------------
     Its Chief Financial Officer

MUSHKIN INC.

By  -----------------------------
     Its Chief Financial Officer

                                    Page-56

                                   Exhibit E to Credit and Security Agreement

                                  Premises
                                  --------

The Premises referred to in the Credit and Security Agreement are described as follows:

                              1850 Ramtron Drive
                        Colorado Springs, Colorado 80921

                               435 W. Colfax Ave.
                            Denver, Colorado 80204

                                    Page-57

                                   Exhibit F to Credit and Security Agreement

                Countries used to determine "European Accounts"
                -----------------------------------------------

United Kingdom               Albania
Ireland                      Greece
Belgium                      Macedonia
Netherlands                  Bulgaria
Denmark                      Moldova
Luxembourg                   Slovakia
Liechtenstein                Czech Republic
France                       Poland
Germany                      Belarus
Switzerland                  Ukraine
Spain                        Georgia
Portugal                     Croatia
Italy                        Romania
Austria                      Hungary
Norway                       Serbia & Montenegro
Sweden                       Slovenia
Finland                      Estonia
Iceland                      Latvia
Bosnia & Herzegovina         Lithuania

                                    Page-58

                                Schedule 5.1 to Credit and Security Agreement

                Trade Names, Chief Executive Office, Principal
                Place of Business, and Locations of Collateral
                ----------------------------------------------

                                Trade Names
                                -----------

                       Mushkin Enhanced Memory Systems

              Chief Executive Office/Principal Place of Business
              --------------------------------------------------

                            1850 Ramtron Drive
                    Colorado Springs, Colorado 80921

                  Other Inventory and Equipment Locations
                  ---------------------------------------

                               Mushkin Inc.
                           435 W. Colfax Avenue
                            Denver, CO  80204

                         Hana Semiconductor Co LTD
                          #100, Moo 1 T.Baan-Len
                     A. Bangpa-In, K.A. 59 Asia Road
                           Ayuthaya, Thailand

                        NS Electronics Bangkok LT
                            NS Electronics
                            3325 Kifer Road
                          Santa Clara, CA 95051

                                  UTAC
                         5 Serangoon North Ave 5
                             Signapore  554916

                                    Page-59

                                Schedule 5.2 to Credit and Security Agreement

                  Capitalization and Organizational Chart
                  ---------------------------------------

                                      No. of shares
                                    (after exercise of      Percent interest
                      Type of         all rights to        on a fully diluted
Holder*              Rights/Stock     acquire shares)             basis
----------------     ------------   ------------------     ------------------

Infineon              Common              4,430,005               23.7%
Technologies AG       Convertible
                      Debenture             795,967
                      Warrants              262,663

National              Common              1,638,680               11.1%
Electrical Benefit    Warrants              905,697
Fund                  Options                11,000

*Show only holders of 5% or more of any equity class

Attach organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

                                    Page-60

                   Attachment - Schedule 5.2 to Credit and Security Agreement

                 Ownership Structure of all Subsidiaries
                 ---------------------------------------

Enhanced Memory Systems, Inc.
     Ownership:  Ramtron International Corporation - 80%
                 Infineon Technologies, AG - 20%

Mushkin Inc.
     Ownership:  Ramtron International Corporation - 100%

Ramtron K.K.
     Ownership:  Ramtron International Corporation - 100%

                                    Page-61

                                Schedule 5.3 to Credit and Security Agreement

                              Consents Required
                              -----------------


                                     NONE

                                    Page-62

                               Schedule 5.5  to Credit and Security Agreement

                             Subsidiaries
                             ------------

                  Ramtron:  EMS, Mushkin, and Ramtron K.K.

                              EMS:  None

                             Mushkin:  None

                           Ramtron KK:  None

                                    Page-63

                                Schedule 5.7 to Credit and Security Agreement

                              Litigation Matters
                              ------------------

Patent Interference Proceeding. A patent interference proceeding, which was declared in 1991 in the United States Patent and Trademark Office (the "Patent Office") between the Company, National Semiconductor Corporation ("National") and the Department of the Navy in regard to one of the Company's issued United States patents, is continuing. The patent involved covers a basic ferroelectric memory cell design invention the Company believes is of fundamental importance to its FRAM business in the United States. An interference is declared in the Patent Office when two or more parties each claim to have made the same invention. The interference proceeding is therefore conducted to determine which party is entitled to the patent rights covering the invention. In the present interference contest, the Company is the "senior" party, which means that it is in possession of the issued United States Patent and retains all rights associated with such patent. The other two parties involved in the interference are the "junior" parties, and each has the burden of proof of convincing the Patent Office by a preponderance of the evidence that it was the first to invent the subject matter of the invention and thus is entitled to the corresponding patent rights. Only the Company and National filed briefs in this matter. Oral arguments were presented before the Patent Office on March 1, 1996.

The Patent Office decided the interference on May 6, 1997, holding that all of the claims were patentable to National, one of the "junior" parties. The other "junior" party, the Department of the Navy, was not granted any patent claims pursuant to the interference proceedings. On June 20, 1997, the Company filed a Request for Reconsideration with the Patent Office concerning the interference decision. Pursuant to the Request for Reconsideration, the Company requested that five separate issues be reconsidered because, from the Company's perspective, they were either ignored or misconstrued in the original decision. A decision on the Request for Reconsideration was issued on November 19, 1998, again holding that all of the claims were patentable to National. On January 9, 1999, the Company appealed the decision of the Patent Office on one of the interference counts directly to the Court of Appeals for the Federal Circuit. On February 2, 2000, the Court of Appeals vacated and remanded the decision of the Patent Office for further proceedings. The Company also filed complaints in Federal District Court seeking a review of the decision of the Patent Office on the remaining interference counts. The Company remains in possession of the issued United States Patent and retains all rights associated with such patent while it pursues its appeal options. The "junior" party has received no rights associated with this patent decision and will not receive any such rights as long as the appeal process continues. Under a Patent Office decision on August 13, 2001, the Company was found to be the first to invent, however, the Patent Office concluded that the enablement and best-mode requirements for patent issuance had not been met by the Company. In October 2001, both the Company and National filed a Request for Reconsideration with the Patent Office. The Patent Office response is still pending. If the Company's Request for Reconsideration is denied, the Company will appeal the decision of the Patent Office.

                                    Page-64

If the Company's patent rights that are the subject of the interference proceeding are ultimately lost or significantly compromised, the Company would be precluded from producing FRAM products in the United States using the Company's existing design architecture, absent being able to obtain a suitable license to exploit such rights. If such patent rights are ultimately awarded to National, and if a license to such rights is not subsequently entered into by the Company with National, National could use the patent to prevent the manufacture, use or sale by the Company, and/or its licensees, within the United States of any products that come within the scope of such patent rights, which would include all FRAM products as currently designed, and which would materially adversely affect the Company. The Company has vigorously defended its patent rights in this interference contest and will continue such efforts. The Company is uncertain as to the ultimate outcome of the interference proceeding, as well as to the resulting effects upon the Company's financial position or results of operations.

                                    Page-65

                               Schedule 5.11 to Credit and Security Agreement

                       Intellectual Property Disclosures
                       ---------------------------------

See Attachment

                                    Page-66

                 Attachment to Schedule 5.11 to Credit and Security Agreement

                                              Total Number of
                                          Issued Patent Applications

 RAM                                                 Patent
  No.     Tech    Title                                No.       Issued      Expires         Inventor
-------   ----    ----------------------           ----------  ----------  ----------  --------------------
-------------------------------------------------------------------------------------------------------------------
APPLICATION       AMERICA-USA

RAM145    FRAM    MONOLITHIC MEMORY                4,707,897   11/24/1987  11/24/2004  ROHRER

RAM220    FRAM    ION BEAM METHOD                  4,713,157   12/15/1987  5/14/2005   MCMILLAN

RAM240    FRAM    METHOD OF MAKING                 5,024,964   6/18/1991   6/18/2008   ROHRER, MCMILLAN
                  FERROELECTRIC MEMORY DEVICE

RAM240    FRAM    MONOLITHIC SEMICONDUCTOR         5,214,300   5/25/1993   5/25/2010   ROHRER, MCMILLAN
DIV2              INTEGRATED CIRCUIT
                  FERROELECTRIC MEMORY DEVICE

RAM302    FRAM    SELF RESTORING                   4,873,664   10/10/1989  2/12/2007   EATON
                  FERROELECTRIC MEMORY

RAM303    FRAM    MEMORY CELL WITH VOLATILE        4,809,225   2/28/1989   7/2/2007    DIMMLER, EATON
                  AND NON-VOLATILE PORTIONS
                  HAVING FERROELECTRIC CAPACITORS

RAM304    FRAM/   TIMEPIECE COMMUNICATION          4,800,543   1/24/1989   12/3/2007   LYNDON-JAMES, GNADINGER.
          RFID    SYSTEM                                                               BLACK, ARAUJO

RAM305    DRAM    DATA STORAGE DEVICE AND          4,853,893   8/1/1989    7/2/2007    EATON, PARRIS
                  METHOD OF USING A
                  FERROELECTRIC CAPACITANCE
                  DIVIDER

RAM305    DRAM    SRAM WITH PROGRAMMABLE           4,918,654   4/17/1990   7/2/2007    EATON, PARRIS
DIV1              CAPACITANCE DIVIDER

RAM305    DRAM    DRAM WITH PROGRAMMABLE           4,910,708   3/20/1990   7/2/2007    EATON, PARRIS
DIV2              CAPACITANCE DIVIDER

RAM305    DRAM    ONE TRANSISTOR MEMORY CELL       4,914,627   4/3/1990    7/2/2007    EATON, PARRIS
DIV3              WITH PROGRAMMABLE CAPACITANCE
                  DIVIDER

RAM309    FRAM    FERROELECTRIC RETENTION          4,893,272   1/9/1990    4/22/2008   EATON, BUTLER
                  METHOD

                                    Page-67

RAM310    FRAM    DRAM MEMORY CELL AND             5,109,357   4/28/1992   4/28/2009   EATON
CON               METHOD OF OPERATION
                  THEREOF FOR TRANSFERRING
                  INCREASED AMOUNT OF CHARGE
                  TO A BIT LINE

RAM311/   FRAM    NON-VOLATILE MEMORY CELL         4,888,733   12/19/1989  9/12/2008   MOBLEY
312               AND SENSING METHOD

RAM314    FRAM    MULTILAYER ELECTRODES FOR        5,005,102   4/2/1991    6/20/2009   LARSON
                  INTEGRATED CIRCUIT CAPACITORS

RAM317    DRAM    METHOD FOR CREATING SELF-        5,104,822   4/14/1992   7/30/2010   BUTLER
                  ALIGNED, NON-PATTERNED
                  CONTACT AREAS AND STACKED
                  CAPACITORS USING THE METHOD

RAM317    DRAM    STACKED CAPACITOR WITH           5,162,890   11/10/1992  7/30/2010   BUTLER
DIV               SIDEWALL INSULATION

RAM319    DRAM    REACTION BARRIER FOR A           5,170,242   12/8/1992   12/8/2009   STEVENS
CON               MULTILAYER STRUCTURE IN AN
                  INTEGRATED CIRCUIT

RAM320    DRAM    TRENCH CAPACITOR FOR LARGE       5,075,817   12/24/1991  6/22/2010   BUTLER
                  SCALE INTEGRATED MEMORY

RAM321    DRAM    PROCESS FOR FABRICATING          5,610,099   3/11/1997   6/28/2014   STEVENS, BAILEY, TAYLOR
                  TRANSISTORS USING COMPOSITE
                  NITRIDE STRUCTURE

RAM322    DRAM    SEALED SELF ALIGNED              5,043,790   8/27/1991   4/5/2010    BUTLER
                  CONTACTS USING TWO NITRIDES
                  PROCESS

FRAM322   DRAM    SEALED SELF ALIGNED CONTACT      5,216,281   6/1/1993    6/1/2010    BUTLER
CIP               INCORPORATING A DOPANT SOURCE

RAM322    DRAM    SEALED SELF ALIGNED              5,385,634   1/31/1995   1/31/2012   BUTLER
DIV2              CONTACTS USING TWO NITRIDES

RAM324    DRAM    CURRENT SUPPLY CIRCUIT FOR       5,134,310   7/28/1992   1/23/2011   MOBLEY, EATON
                  DRIVING HIGH CAPACITANCE
                  LOAD IN AN INTEGRATED CIRCUIT

RAM325    DRAM    REFERENCE GENERATOR FOR          5,117,177   5/26/1992   1/23/2011   EATON
                  AN INTEGRATED CIRCUIT

RAM326    DRAM    OUTPUT CONTROL CIRCUIT           5,255,222   10/19/1993  1/23/2011   EATON
                  HAVING CONTINUOUSLY
                  VARIABLE DRIVE CURRENT

                                    Page-68

RAM329    FRAM    OZONE GAS PROCESSING FOR         5,374,578   12/20/1994  2/25/2012   PATEL, SHELDON
FWC               FERROELECTRIC MEMORY CIRCUITS

RAM330    FRAM    CONDUCTING ELECTRODE             5,142,437   8/25/1992   6/13/2011   KAMMERDINER, HUFFMAN,
                  LAYERS FOR FERROELECTRIC                                             GOLABI
                  CAPACITORS IN INTEGRATED
                  CIRCUITS AND METHOD

RAM332    FRAM    METHOD FOR MAKING A              5,580,814   12/3/1996   6/10/2014   LARSON
DIV               FERROELECTRIC MEMORY CELL
                  WITH A FERROELECTRIC CAPACITOR
                  OVERLYING A MEMORY TRANSISTOR

RAM332    FRAM    STACKED FERROELECTRIC            5,495,117   2/27/1996   5/27/2013   LARSON
FWC2              MEMORY CELL

RAM335    FRAM    STRUCTURE OF HIGH                5,338,951   8/16/1994   11/6/2011   ARGOS, KALKUR
                  DIELECTRIC CONSTANT METAL/
                  DIELECTRIC/SEMICONDUCTOR
                  CAPACITOR FOR USE AS THE
                  STORAGE CAPACITOR IN MEMORY
                  DEVICES

RAM336    FRAM    SERIES FERROELECTRIC             5,206,788   4/27/1993   12/12/2011  LARSON, DAVENPORT, DeSMITH
                  CAPACITOR STRUCTURE FOR
                  MONOLITHIC INTEGRATED
                  CIRCUITS AND METHOD

RAM337    FRAM    USE OF PALLADIUM AS AN           5,191,510   3/2/1993    4/29/2012   HUFFMAN
                  ADHESION LAYER AND AS AN
                  ELECTRODE IN FERROELECTRIC
                  MEMORY DEVICES

RAM338    FRAM    SEIMCONDUCTOR DEVICE WITH        5,293,510   3/8/1994    12/20/2011  TAKENAKA
                  FERROELECTRIC AND METHOD
                  OF MANUFACTURING THE SAME

RAM340    FRAM    METHOD OF MANUFACTURING          5,229,309   7/20/1993   5/31/2011   KATO
                  SEMICONDUCTOR DEVICE USING
                  A FERROELECTRIC FILM OVER A
                  SOURCE REGION

RAM341    FRAM    STRUCTURE AND METHOD FOR         5,216,572   6/1/1993    3/19/2012   LARSON, SCHUELE
                  INCREASING THE DIELECTRIC
                  CONSTANT OF INTEGRATED
                  FERROELECTRIC CAPACITORS

RAM343    EDRAM   ENHANCED DRAM WITH ALL           5,699,317   12/16/1997  12/16/2014  SARTORE, MOBLEY,
CIP               READS FROM ON-CHIP CACHE                                             CARRIGAN, JONES
                  AND ALL WRITERS TO MEMORY
                  ARRAY

                                    Page-69

RAM343    EDRAM   ENHANCED DRAM WITH SINGLE        5,721,862   2/24/1998   2/24/2015   SARTORE, MOBLEY
CON               ROW SRAM CACHE FOR ALL                                               CARRIGAN, JONES
                  DEVICE READ OPERATIONS

RAM343    EDRAM   ENHANCED DRAM WITH               5,887,272   3/23/1999   6/2/2015    SARTORE, MOBLEY
DIV               EMBEDDED REGISTERS                                                   CARRIGAN, JONES

RAM343    EDRAM   ENHANCED DRAM WITH               6,347,357   2/12/2002   2/12/2018   SARTORE, MOBLEY
DIV/CON           EMBEDDED REGISTERS                                                   CARRIGAN, JONES

RAM348    FRAM    SEMCONDUCTOR DEVICE              5,369,296   11/29/1994  5/12/2012   KATO
FWC               HAVING A FERROELECTRIC FILM
                  IN A THROUGH-HOLE

RAM352    FRAM    SEMICONDUCTOR DEVICE             5,523,595   6/4/1996    6/4/2013    TAKENAKA
FWC               HAVING A TRANSISTOR, A
                  FERROELECTRIC CAPACITOR
                  AND A HYDROGEN BARRIER FILM

RAM357    FRAM    FERROELECTRIC MEMORY             5,866,926   2/2/1999    2/2/2016    TAKENAKA
FWC               DEVICE WITH CAPACITOR
                  ELECTRODE IN DIRECT CONTACT
                  WITH SOURCE REGION

RAM358    FRAM    SEMICONDUCTOR DEVICE WITH        5,475,248   12/12/1995  12/13/2013  TAKENAKA
FWC2              A CONDUCTIVE REACTION-
                  PREVENTING FILM

RAM360    FRAM    NON-VOLATILE FERROELECTRIC       5,371,699   12/6/1994   11/17/2012  LARSON
                  MEMORY WITH FOLDED BIT LINES
                  AND METHOD OF MAKING THE SAME

RAM365    FRAM    FERROELECTRIC-BASED RAM          5,381,364   1/10/1995   6/24/2013   CHERN, MEADOWS
                  SENSING SCHEME INCLUDING
                  BIT-LINE CAPACITANCE
                  ISOLATION

RAM368    FRAM/   METHOD OF MAKING                 5,909,624   6/1/1999    9/8/2015    YEAGER, WILSON
DIV       RFID    INTEGRATION OF HIGH VALUE
                  CAPACITOR WITH FERROELECTRIC
                  MEMORY

RAM368    FRAM/   INTEGRATION OF HIGH VALUE        5,608,246   3/4/1997    2/10/2014   YEAGER, WILSON
FWC       RFID    CAPACITOR WITH FERROELECTRIC
                  MEMORY

RAM370    FRAM    FERROELECTRIC MEMORY             5,530,668   6/25/1996   4/12/2015   CHERN, WILSON
                  SENSING SCHEME USING BIT
                  LINES PRECHARGED TO A LOGIC
                  ONE VOLTAGE

                                    Page-70

RAM371    FRAM    VOLTAGE REFERENCE FOR A          5,572,459   11/5/1996   9/16/2014   WILSON, MEADOWS
                  FERROELECTRIC 1T/1C BASED
                  MEMORY

RAM371    FRAM    VOLTAGE REFERENCE FOR A          5,822,237   10/13/1998  9/16/2014   WILSON, MEADOWS
DIV               FERROELECTRIC 1T/1C BASED
                  MEMORY

RAM374    FRAM    FERROELECTRIC CAPACITOR          5,525,528   6/11/1996   2/23/2014   PERINO, MITRA
                  RENEWAL METHOD

RAM375    RFID    SYSTEM AND METHOD FOR            5,434,572   7/18/1995   6/7/2014    SMITH
                  INITIATING COMMUNICATIONS
                  BETWEEN A CONTROLLER AND A
                  SELECTED SUBSET OF MULTIPLE
                  TRANSPONDERS IN A COMMON RF
                  FIELD

RAM376    FRAM    NOISE AND GLITCH                 5,479,132   12/26/1995  6/6/2014    VERHAEGHE, SMITH
                  SUPPRESSING FILTER WITH
                  FEEDBACK

RAM377    FRAM    METHOD OF MANUFACTURING          5,426,075   6/20/1995   6/15/2014   PERINO
                  FERROELECTRIC BISMUTH
                  LAYERED OXIDES

RAM377    FRAM    METHOD OF MANUFACTURING          5,519,566   5/21/1996   6/15/2014   PERINO, DAVENPORT
CON               FERROELECTRIC BISMUTH
                  LAYERED OXIDES

RAM378    FRAM    LAYERED LOCAL INTERCONNECT       5,498,569   3/12/1996   8/22/2014   EASTEP
                  COMPATIBLE WITH INTEGRATED
                  CIRCUIT FERROELECTRIC
                  CAPACITORS

RAM379    FRAM    PASSIVATION METHOD AND           5,438,023   8/1/1995    3/11/2014   ARGOS, TRAYNOR, SPANO
                  STRUCTURE FOR A
                  FERROELECTRIC INTEGRATED
                  CIRCUIT USING HARD CERAMIC
                  MATERIALS OR THE LIKE

RAM379    FRAM    PASSIVATION METHOD AND           5,578,867   11/26/1996  3/11/2014   ARGOS, TRAYNOR, SPANO
DIV               STRUCTURE USING HARD
                  CERAMIC MATERIALS OR
                  THE LIKE

RAM381    EDRAM   CIRCUIT WITH A SINGLE            5,566,318   10/15/1996  8/2/2014    JOSEPH
                  ADDRESS REGISTER THAT
                  AUGMENTS A MEMORY
                  CONTROLLER BY ENABLING
                  CACHE READS AND PAGE-MODE
                  WRITES

                                    Page-71

RAM382    FRAM    FERROELECTRIC MEMORY             5,532,953   7/2/1996    3/29/2015   RUESCH, GOLABI
                  SENSING METHOD USING
                  DISTINCT READ AND WRITE
                  VOLTAGES

RAM384    FRAM    CIRCUIT AND METHOD FOR           5,592,410   1/7/1997    4/10/2015   VERHAEGHE, TRAYNOR
                  REDUCING A COMPENSATION OF
                  A FERROELECTRIC CAPACITOR
                  BY MULTIPLE PULSING OF THE
                  PLATE LINE FOLLOWING A
                  WRITE OPERATION

RAM384    FRAM    CIRCUIT AND METHOD FOR           5,815,430   9/29/1998   4/10/2015   VERHAEGHE, TRAYNOR
DIV               REDUCING COMPENSATION OF
                  A FERROELECTRIC CAPACITOR
                  BY MULTIPLE PULSING OF THE
                  PLATE LINE FOLLOWING A
                  WRITE OPERATION

RAM386    FRAM    LOW LOSS, REGULATED CHARGE       5,889,428   3/30/1999   3/30/2016   YOUNG
                  PUMP WITH INTEGRATED
                  FERROELECTRIC CAPACITORS

RAM387    FRAM    FERROELECTRIC NONVOLATILE        5,598,366   1/28/1997   8/16/2015   KRAUS, WILSON
                  RANDOM ACCESS MEMORY
                  UTILIZING SELF-BOOTSTRAPING
                  PLATE LINE SEGMENT DRIVERS

RAM388    FRAM    BOOTSTRAPPING CIRCUIT            5,774,392   6/30/1998   3/28/2016   KRAUS, WILSON
                  UTILIZING A FERROELECTRIC
                  CAPACITOR

RAM391    RFID    PROGRAMMABLE OUTPUT              5,926,110   7/20/1999   8/30/2015   DOWNS, SMITH
                  DEVICES FOR CONTROLLING
                  SIGNAL LEVELS IN A RFID
                  TRANSPONDER

RAM393    EDRAM   EDRAM WITH INTEGRATED            5,835,442   11/10/1998  3/22/2016   JOSEPH, HEISLER
                  GENERATION AND CONTROL OF
                  WRITE ENABLE AND COLUMN
                  LATCH SIGNALS AND METHOD
                  FOR MAKING SAME

RAM394    EDRAM   EDRAM HAVING A DYNAMICALLY-      5,983,313   11/9/1999   4/10/2016   JOSEPH, HEISLER
                  SIZED CACHE MEMORY AND
                  ASSOCIATED METHOD

RAM396    FRAM    USE OF CALCIUM AND               5,969,935   10/19/1999  3/15/2016   KAMMERDINER,
                  STRONTIUM DOPANTS TO                                                 DAVENPORT, HADNAGY
                  IMPROVE RETENTION
                  PERFORMACE IN A PZT
                  FERROELECTRIC FILM

                                    Page-72

RAM396    FRAM    USE OF CALCIUM AND               5,800,683   9/1/1998    3/15/2016   KAMMERDINER,
DIV               STRONTIUM DOPANTS TO                                                 DAVENPORT, HADNAGY
                  IMPROVE RETENTION
                  PERFORMACE IN A PZT
                  FERROELECTRIC FILM

RAM397    FRAM    A METHOD OF MEASURING            6,008,659   12/28/1999  3/15/2016   TRAYNOR
                  RETENTION PERFORMANCE AND
                  IMPRINT DEGRADATION OF
                  FERROELECTRIC FILMS

RAM398    FRAM    IRIDIUM OXIDE LOCAL              5,838,605   11/17/1998  3/20/2016   BAILEY
                  INTERCONNECT

RAM398    FRAM    METHOD OF FORMING IRIDIUM        5,985,713   11/16/1999  3/20/2016   BAILEY
DIV               OXIDE LOCAL INTERCONNECT

RAM399    FRAM    YIELD ENHANCEMENT                5,990,513   11/23/1999  10/8/2016   PERINO, MITRA, ARGOS,
                  TECHNIQUE FOR INTEGRATED                                             HARPER
                  CIRCUIT PROCESSING TO
                  REDUCE EFFECTS OF
                  UNDESIRED DIELECTRIC
                  MOISTURE RETENTION AND
                  SUBSEQUENT HYDROGEN
                  OUT-DIFFUSION

RAM399    FRAM    YIELD ENHANCEMENT                6,190,926   2/20/2001   2/20/2017   PERINO, MITRA, ARGOS
DIV               TECHNIQUE FOR INTEGRATED                                             HARPER
                  CIRCUIT PROCESSING TO
                  REDUCE EFFECTS OF
                  UNDESIRED DIELECTRIC
                  MOISTURE RETENTION AND
                  SUBSEQUENT HYDROGEN
                  OUT-DIFFUSION

RAM400    FRAM/   LOW VOLTAGE BOOTSTRAPPING        5,999,461   12/7/1999   6/7/2016    VERHAEGHE, WILSON
          DRAM    CIRCUIT

RAM404    FRAM    SAME STATE AND OPPOSITE          5,661,730   8/26/1997   9/27/2016   MITRA, HACKBARTH
                  STATE DIAGNOSTIC TEST FOR
                  FERROELECTRIC MEMORIES

RAM405    FRAM    BANDGAP REFERENCE BASED          5,852,376   12/22/1998  8/23/2016   KRAUS
                  POWER-ON DETECT CIRCUIT
                  INCLUDING A SUPRESSION
                  CIRCUIT

RAM405    FRAM    BANDGAP REFERENCE BASED          5,867,047   2/2/1999    8/23/2016   KRAUS
CON               POWER-ON DETECT CIRCUIT
                  INCLUDING A SUPRESSION
                  CIRCUIT

                                    Page-73

RAM407    FRAM    COMPLETELY ENCAPSULATED          5,920,453   7/6/1999    8/20/2016   EVANS, ARGOS
                  TOP ELECTRODE OF A
                  FERROELECTRIC CAPACITOR

RAM407    FRAM    PARTIALLY OR COMPLETELY          5,864,932   2/2/1999     8/20/2016  EVANS, ARGOS
CIP               ENCAPSULATED TOP
                  ELECTRODE OF A
                  FERROELECTRIC CAPACITOR

RAM407    FRAM    PARTIALLY OR COMPLETELY          6,027,947   2/22/2000   10/11/2016  EVANS, ARGOS
CIP2              ENCAPSULATED TOP
                  ELECTRODE OF A
                  FERROELECTRIC CAPACITOR

RAM407    FRAM    METHOD OF FABRICATING            6,150,184   11/21/2000  11/21/2016  EVANS, ARGOS
CIP2 DV           PARTIALLY OR COMPLETELY
                  ENCAPSULATED TOP ELECTRODE
                  OF A FERROELECTRIC CAPACITOR

RAM407    FRAM    COMPLETELY ENCAPSULATED          6,211,542   4/3/2001    4/3/2017   EASTEP, EVANS
CIP3              TOP ELECTRODE OF A
                  FERROELECTRIC CAPACITOR
                  USING A LEAD-ENHANCED
                  ENCAPSULATION LAYER

RAM407    FRAM    COMPLETELY ENCAPSULATED          6,281,023   8/28/2001   1/11/2021   EASTEP, EVANS
CIP3 DIV          TOP ELECTRODE OF A
                  FERROELECTRIC CAPACITOR
                  USING A LEAD-ENHANCED
                  ENCAPSULATION LAYER

RAM409    DRAM    SEMICONDUCTOR MEMORY             5,818,771   10/6/1998   9/30/2016   YEAGER, VERHAEGHE
                  DEVICE

RAM414    FRAM    SENSING METHODOLOGY FOR A        5,880,989   3/9/1999    11/14/2017  WILSON, KRAUS, LEHMAN
                  1T/1C FERROELECTRIC MEMORY

RAM415    FRAM    DUAL-LEVEL METALIZATION          5,902,131   5/11/1999   5/9/2017    ARGOS
                  METHOD FOR INTEGRATED
                  CIRCUIT FERROELECTRIC
                  DEVICES

RAM417    EDRAM   ENHANCED SIGNAL PROCESSING       5,991,851   11/23/1999  5/2/2017    ALWAIS, MOBLEY
                  RANDOM ACCESS MEMORY DEVICE
                  UTILZING A DRAM MEMORY ARRAY
                  INTEGRATED WITH AN ASSOCIATED
                  SRAM CACHE AND INTERNAL
                  REFRESH CONTROL

                                    Page-74

RAM418    EDRAM/  FIRST-IN, FIRST-OUT              5,901,100   5/4/1999    4/1/2017    TAYLOR
          DRAM    INTEGRATED CIRCUIT MEMORY
                  DEVICE UTILIZING A DYNAMIC
                  RANDOM ACCESS MEMORY ARRAY
                  FOR DATA STORAGE IMPLEMENTED
                  IN CONJUNCTION WITH AN
                  ASSOCIATED STATIC RANDOM
                  ACCESS MEMORY CACHE

RAM418    EDRAM/  FIRST-IN, FIRST-OUT              6,072,741   6/6/2000    6/6/2018    TAYLOR
CIP       DRAM    INTEGRATED CIRCUIT MEMORY
                  DEVICE INCORORATING A
                  RETRANSMIT FUNCTION

RAM418    EDRAM/  FIRST-IN, FIRST-OUT              6,172,927   1/9/2001    1/9/2019    TAYLOR
CIP2      DRAM    INTEGRATED CIRCUIT MEMORY
                  DEVICE INCORORATING A
                  RETRANSMIT FUNCTION

RAM421    FRAM    MULTI-LAYER APPROACH FOR         6,080,499   6/27/2000   7/18/2017   EASTEP
                  OPTIMIZING FERROELECTRIC
                  FILM PERFORMANCE

RAM421    FRAM    MULTI-LAYER APPROACH FOR         6,090,443   7/18/2000   7/18/2017   EASTEP
CIP               OPTIMIZING FERROELECTRIC
                  FILM PERFORMANCE

RAM421    FRAM    MULTI-LAYER APPROACH FOR         6,287,637   9/11/2001   9/11/2018   CHU, FOX, EASTEP
CIP2              OPTIMIZING FERROELECTRIC
                  FILM PERFORMANCE

RAM422    EDRAM/  INTEGRATED CIRCUIT MEMORY        6,263,398   7/17/2001   7/17/2018   TAYLOR, CARRIGAN,
          FRAM    DEVICE INCORPORATING A NON-                                          ALWAIS
                  VOLATILE MEMORY ARRAY AND
                  A RELATIVE FASTER ACCESS
                  TIME MEMORY CACHE

RAM424    FRAM    VOLTAGE BOOST CIRCUIT AND        5,854,568   12/29/1998  8/20/2017   MOSCALUK
                  OPERATION THEREOF AT LOW
                  POWER SUPPLY VOLTAGE

RAM425    FRAM    PLASTIC PACKAGE ASSEMBLY         6,232,153   5/15/2001   5/15/2018   LAU, MITRA
                  METHOD FOR FERROELECTRIC-
                  BASED INTEGRATED CIRCUIT

RAM427    FRAM    SENSE AMPLIFIER UTILIZING A      5,901,088   5/4/1999    2/11/2018   KRAUS
                  BALANCING RESISTOR

                                    Page-75

RAM429    EDRAM   TECHNIQUE FOR REDUCING           6,141,281   10/31/2000  10/31/2018  MOBLEY, ASH
                  ELEMENT DISABLE FUSE PITCH
                  REQUIREMENTS IN AN INTEGRATED
                  CIRCUIT DEVICE INCORPORATING
                  REPLACEABLE CIRCUIT ELEMENTS

RAM430    EDRAM   DYNAMIC RANDOM ACCESS            6,055,192   4/25/2000   4/25/2018   MOBLEY
                  MEMORY WORD LINE BOOST
                  TECHNIQUE EMPLOYING A
                  BOOST-ON-WRITES POLICY

RAM432    EDRAM   MULTI-ARRAY MEMORY DEVICE,       6,064,620   5/16/2000   5/16/2018   MOBLEY
                  AND ASSOCIATED METHOD,
                  HAVING SHARED DECODER
                  CIRCUITRY

RAM432    EDRAM   MULTI-ARRAY MEMORY DEVICE,       6,278,646   8/21/2001   8/21/2019   MOBLEY
CIP               AND ASSOCIATED METHOD,
                  HAVING SHARED DECODER
                  CIRCUITRY

RAM433    FRAM    REFERENCE CELL FOR A 1T/1C       5,956,266   9/21/1999   11/14/2017  WILSON, KRAUS,
                  FERROELECTRIC MEMORY                                                 LEHMAN, TRAYNOR

RAM434    FRAM    MEMORY CELL CONFIGURATION        6,028,783   2/22/2000   11/14/2017  ALLEN, KRAUS, LEHMAN
                  FOR A 1T/1C FERROELECTRIC
                  MEMORY

RAM434    FRAM    MEMORY CELL CONFIGURATION        6,185,123   2/6/2001    2/6/2018    ALLEN, KRAUS, LEHMAN
CON               FOR A 1T/1C FERROELECTRIC
                  MEMORY

RAM435    FRAM    REFERENCE CELL                   5,986,919   11/16/1999  11/14/2017  ALLEN, KRAUS, WILSON,
                  CONFIGURATION FOR A 1T/1C                                            LEHMAN
                  FERROELECTRIC MEMORY

RAM435    FRAM    REFRENCE CELL                    6,252,793   6/26/2001   6/26/2018   ALLEN, KRAUS, LEHMAN,
CON               CONFIGURATION FOR A 1T/1C                                            WILSON
                  FERROELECTRIC MEMORY

RAM436    FRAM    SENSE AMPLIFIER                  5,969,980   10/19/1999  11/14/2017  ALLEN, WILSON, LEHMAN
                  CONFIGURATION FOR A 1T/1C
                  FERROELECTRIC MEMORY

RAM437    FRAM    COLUMN RECODER                   5,892,728   4/6/1999    11/14/2017  ALLEN, WILSON, PERKALIS
                  CONFIGURATION FOR A 1T/1C
                  FERROELECTRIC MEMORY

RAM438    FRAM    SENSE AMPLIFIER LATCH            6,002,634   12/14/1999  11/14/2017  WILSON
                  DRIVER CIRCUIT FOR A 1T/1C
                  FERROELECTRIC MEMORY

                                    Page-76

RAM439    FRAM    PLATE LINE DRIVER CIRCUIT FOR    5,978,251   11/2/1999   11/14/2017  KRAUS, VERHAEGHE
                  A 1T/1C FERROELECTRIC MEMORY

RAM440    FRAM    PLATE LINE SEGMENTATION IN A     5,995,406   11/30/1999  11/14/2017  KRAUS, LEHMAN
                  1T/1C FERROELECTRIC MEMORY

RAM442     FRAM    FERROELECTRIC THIN FILMS        6,203,608   3/20/2001   3/20/2018   SUN, HADNAGY, DAVENPORT
                   AND SOLUTIONS:  COMPOSITIONS

RAM443     FRAM    CMOS RC EQUIVALENT DELAY        6,097,231   8/1/2000    8/1/2018   MOSCALUK
                   CIRCUIT

RAM444     FRAM    METHOD OF MANUFACTURING         6,174,735   1/16/2001   1/16/2019  EVANS
                   FERROELECTRIC MEMORY
                   DEVICE USEFUL FOR PREVENTING
                   HYDROGEN LINE DEGRADATION

RAM444     FRAM    FERROELECTRIC MEMORY            6,201,726   3/13/2001   10/23/2018  EVANS
DIV                DEVICE STRUCTURE USEFUL
                   FOR PREVENTING HYDROGEN
                   LINE DEGRADATION

RAM444     FRAM    FERROELECTRRIC MEMORY           6,358,755   3/19/2002   3/19/2019   EVANS
DIV2               DEVICE STRUCTURE USEFUL
                   FOR PREVENTING HYDROGEN
                   LINE DEGRADATION

RAM445     FRAM    POLARIZATION METHOD FOR         6,238,933   5/29/2001   5/29/2018   SUN, TRAYNOR
                   MINIMIZING THE EFFECTS OF
                   HYDROGEN DAMAGE ON
                   FERROELECTRIC THIN FILM
                   CAPACITORS

RAM446     FRAM    HYDROGEN BARRIER                6,249,014   6/19/2001   6/10/2018   BAILEY
                   ENCAPSULATION TECHNIQUES
                   FOR THE CONTROL OF HYDROGEN
                   INDUCED DEGRADATION OF
                   FERROELECTRIC CAPACITORS
                   IN CONJUNCTION WITH
                   MULTILEVEL METAL PROCESSING
                   FOR NON-VOLATILE INTEGRATED
                   CIRCUIT MEMORY DEVICES

RAM447     EDRAM   EMBEDDED ENHANCED DRAM          5,963,481   10/5/1999   6/30/2018   ALWAIS, PETERS
                   AND ASSOCIATED METHOD

RAM448     EDRAM   MULTI-BANK ESDRAM WITH          6,249,840   6/19/2001   6/19/2018   PETERS
                   CROSS-COUPLED SRAM CACHE
                   REGISTERS

                                    Page-77

RAM450     DRAM    DOUBLE DATA RATE                6,330,636   12/11/2001  12/11/2018  BONDURANT, PETERS,
                   SYNCHRONOUS DYNAMIC                                                 MOBLEY
                   RANDOM ACCESS MEMORY
                   DEVICE INCORPORATING A
                   STATIC RAM CACHE PER
                   MEMORY BANK

RAM451     FRAM    CMOS PREFERRED STATE            6,060,919   5/9/2000    5/9/2018    WILSON, KRAUS
                   POWER-UP LATCH

RAM452     FRAM    INTEGRATED CIRCUIT MEMORY       6,249,841   6/19/2001   6/19/2018   SIKES, ALWAIS, CARRIGAN
                   DEVICE AND METHOD
                   INCORPORATING FLASH AND
                   FERROELECTRIC RANDOM ACCESS
                   MEMORY ARRAYS

RAM454     FRAM    BARRIER LAYER TO PROTECT A      6,242,299   6/5/2001    6/5/2019    HICKERT
                   FERROELECTRIC CAPACITOR
                   AFTER CONTACT HAS BEEN MADE
                   TO THE CAPACITOR ELECTRODE

RAM456     FRAM    FERROELECTRIC NON-VOLATILE      6,141,237   10/31/2000  10/31/2018  KRAUS, ELIASON
                   LATCH CIRCUITS

RAM458     FRAM    ENHANCED PROCESS CAPABILITY     6,455,326   9/24/2002   9/24/2017   EASTEP
                   FOR SPUTTERED FERROELECTRIC
                   FILMS USING LOW FREQUENCY
                   PULSED DC AND RF POWER
                   SUPPLIES

RAM460     EDRAM   ENHANCED BUS TURNAROUND         6,151,236   11/21/2000  11/21/2018  BONDURANT, FISCH,
                   INTEGRATED CIRCUIT DYNAMIC                                          GRIESHABER, MOBLEY,
                   RANDOM ACCESS MEMORY                                                PETERS
                   DEVICE

RAM460     EDRAM   ENHANCED BUS TURNAROUND         6,301,183   10/9/2001   10/9/2019   BONDURANT, FISCH,
CON                INTEGRATED CIRCUIT DYNAMIC                                          GRIESHABER, MOBLEY,
                   RANDOM ACCESS MEMORY                                                PETERS
                   DEVICE

RAM461     FRAM    FAST RESPONSE CIRCUIT           6,392,441   5/21/2002   6/13/2019   MOSCALUK

RAM462     FRAM    NONVOLATIILE OCTAL LATCH        6,362,675   3/26/2002   3/26/2019   ALWAIS
                   & D-TYPE REGISTER

RAM463     EDRAM   PACKET-BASED INTEGRATED         6,373,751   4/16/2002   4/16/2019   BONDURANT
                   CIRCUIT DYNAMIC RANDOM
                   ACCESS MEMORY DEVICE
                   INCORPORATING AN ON-CHIP
                   ROW REGISTER CACHE TO REDUCE
                   DATA ACCESS LATENCIES

                                    Page-78

RAM464     DRAM    STRUCTURE AND METHOD FOR        6,501,698   12/31/2002  12/31/2019  MOBLEY
                   HIDING DRAM CYCLE TIME
                   BEHIND A BURST ACCESS

RAM476     EDRAM/  CACHED SYNCHRONOUS DRAM ARCH    5,787,457   7/28/1998               BONDURANT, MOBLEY
           IBM

RAM478     FRAM    FERROELECTRIC VOLTAGE           6,275,425   8/14/2001   11/16/2020  ELIASON
                   BOOST CIRCUITS

RAM479     FRAM    STRUCTURE FOR MASKING           6,495,413   12/17/2002  12/17/2019  SUN, HICKERT, JOHNSON
                   INTEGRATED CAPACITORS OF                                            ORTEGA, DALE
                   PARTICULAR UTILITY FOR
                   FERROELECTRIC MEMORY
                   INTEGRATED CIRCUITS

RAM482     FRAM    CHARGE PUMP OR OTHER CHARGE     6,492,673   12/10/2002  12/10/2019  FOX, EVANS
                   STORAGE CAPACITOR INCLUDING
                   PZT LAYER OF COMBINED USE AS
                   ENCAPSULATION LAYER AND
                   DIELECTRIC LAYER OF FERRO-
                   ELECTRIC CAPACITOR AND A METHOD
                   FOR MANUFACTURING THE SAME

RAM483     FRAM    METHOD FOR MANUFACTURING A      6,376,259   4/23/2002   4/21/2021   CHU, FOX
                   FERROELECTRIC MEMORY CELL
                   INCLUDING CO-ANNEALING

RAM485     FRAM    FERROELECTRIC RANDOM ACCESS     6,445,608   9/3/2002    9/10/2018   SCHWARTZ, ALWAIS
                   MEMORY CONFIGURABLE OUTPUT
                   DRIVER CIRCUIT

RAM494     FRAM    PZT LAYER AS A TEMPORARY        6,423,592   7/23/2002   7/23/2019   SUN
                   ENCAPSULTATION AND HARD
                   MASK FOR A FERROELECTRIC
                   CAPACITOR

RAM495     FRAM    CMOS BOOSTING CIRCUIT           6,430,093   8/6/2002    8/6/2019    ELIASON, KRAUS
                   UTILIZING FERROELECTRIC
                   CAPACITORS

RAM499     EDRAM/  CACHED SYNCHRONOUS DRAM         6,289,413   9/11/2001               MOBLEY, BONDURANT
           IBM     ARCH

RAM500     FRAM    SELF REFERENCING IT/1C FE       6,459,609   10/1/2002   12/13/2018  DU

Total:  145 - America US
---------------------------------------------------------------------------------------------------------------
APPLICATION        AUSTRALIA

RAM302     FRAM    SELF RESTORING                  581820      6/9/1989    9/7/2007    EATON
AUS                FERROELECTRIC MEMORY

Total:  1  - Australia
---------------------------------------------------------------------------------------------------------------

                                    Page-79

APPLICATION        GERMANY

RAM302     FRAM    SELF RESTORING               P3751171.8-08  8/17/1994   12/31/2008  EATON
EPO                FERROELECTRIC MEMORY

RAM303     FRAM    FERROELECTRIC SHADOW RAM     P3886600.5-08  12/29/1993  6/22/2008   DIMMLER
EPO

RAM303     FRAM    FERROELECTRIC SHADOW RAM     P3855877.7-08  12/29/1993  7/2/2007    DIMMLER
EPO DIV

RAM309     FRAM    FERROELECTRIC RETENTION      P3887130.0-08  5/19/1994   9/21/2008   EATON
EPO                METHOD

RAM        FRAM    2T CELL READ METHOD          P68919393.9-08 11/17/1994  8/15/2009   MOBLEY
311/312 EPO

RAM330     FRAM    ELECTRODE LAYERS FOR         P69203395.5-08 7/12/1995   5/26/2012   KAMMERDINER
EPO                FERROELECTRIC CAPACITOR

RAM338     FRAM    SEMICONDUCTOR DEVICE         P69123422.1-08 12/4/1996   4/23/2011   TAKENAKA
EPO

RAM340     FRAM    METHOD OF MANUFACTURING      P69123557.0-08 6/7/1993    5/31/2011   KATO
EPO

RAM343     EDRAM   EDRAM WITH EMBEDDED            69324508.5   4/21/1999   1/14/2013   CARRIGAN
EPO                REGISTERS

RAM365     FRAM    FERROELECTRIC-BASED RAM     69426903.4-0   3/21/2001                CHERN
EPO                SENSING SCHEME

RAM371     FRAM    VOLTAGE REFERENCE FOR A          702372     9/12/2001               WILSON
EPO                FERROELECTRIC 1T/1C

RAM380     FRAM    WRITE-PROTECTING                 674318     12/9/1994    12/9/2014  DOWNS
EPO                PREDETERMINED

RAM384     FRAM    CIRCUIT AND METHOD FOR       69613424.1-08  6/20/2001   4/10/2016   VERHAEGHE
EPO                REDUCING

Total:  13 - Germany
---------------------------------------------------------------------------------------------------------------
APPLICATION        JAPAN

RAM302     FRAM    SELF RESTORING                  2,674,775   5/30/1997   2/12/2008   EATON
JPN                FERROELECTRIC MEMORY

RAM303     FRAM    SHADOW RAM                      2,693,967   9/5/1997    7/1/2008    DIMMLER
JPN

                                    Page-80

RAM309     FRAM    FERROELECTRIC RETENTION         2,771,551   4/17/1998   10/5/2008   EATON
JPN

RAM314     FRAM    ELECTRODE STRUCTURES            2,825,606   11/18/1998  6/20/2018   LARSON
JPN

RAM316     FRAM    INTEGRATED FERROELECTRIC        2,918,284   4/23/1999   4/23/2018   GNADINGER
JPN                CAPACITOR

RAM317     DRAM    SELF-ALIGNED CONTACT            2,673,615   7/18/1997   7/30/2011   BUTLER
JPN                PROCESS

RAM319     DRAM    DIFFUSION BARRIER               2,075,540   7/25/1996   7/13/2010   STEVENS
JPN

RAM320     DRAM    TRENCH CAPACITOR                2,089,169   9/2/1996    6/21/2011   BUTLER
JPN

RAM322     DRAM    SEALED SELF ALIGNED             2,005,865   1/11/1996   4/5/2011    BUTLER
JPN                CONTACTS USING

RAM324     DRAM    CURRENT SUPPLY CIRCUIT FOR      2,932,122   5/28/1999   1/23/2012   MOBLEY
JPN                DRIVING

RAM325     DRAM    REFERENCE GENERATOR FOR         3,106,216   9/8/2000    1/23/2012   EATON
JPN                AN INTEGRATED CIRCUIT

RAM326     DRAM    OUTPUT CONTROL CIRCUIT          3,136,424   12/8/2000   1/22/2012   EATON
JPN                HAVING CONTINUOUSLY

RAM335     FRAM    STRUCTURE OF HIGH               3,162,512   2/23/2001   2/23/2013   ARGOS
JPN                DIELECTRIC

RAM343     EDRAM   ENHANCED DRAM WITH EMBEDDED     2,851,503   11/13/1998  1/21/2013   SARTORE
JPN

RAM360     FRAM    NON-VOLATILE FERROELECTRIC      3,174,209   3/30/2001   3/30/2017   LARSON
JPN                MEMORY WITH FOLDED

RAM370     FRAM    FERROELECTRIC MEMORY            3,238,068   10/5/2001   4/12/2016   WILSON, CHERN
JPN                SENSING SCHEME

RAM371     FRAM    VOLTAGE REFERENCE FOR A         2,987,316   10/1/1999   10/1/2012   MEADOWS
JPN                FERROELECTRIC 1T/1C

RAM374     FRAM    FERROELECTRIC CAPACITOR         3,039,760   3/3/2000    3/3/2012    MITRA
JPN                RENEWAL METHOD

RAM380     FRAM    WRITE-PROTECTING                2,943,847   6/25/1999   3/20/2015   DOWNS
JPN                PREDETERMINED

                                    Page-81

RAM382     FRAM    FERROELECTRIC MEMORY            3,200,009   6/15/2001   6/15/2013   RUESCH
JPN                SENSING METHOD

RAM415     FRAM    DUAL-LEVEL METALIZATION         2,962,475   8/6/1999    5/11/2018   ARGOS
JPN                METHOD

Total:  21 - Japan
---------------------------------------------------------------------------------------------------------------
APPLICATION        UNITED KINGDOM

RAM309     FRAM    FERROELECTRIC RETENTION          338158     1/12/1994   9/21/2008   EATON
EPO

RAM        FRAM    2T CELL AND READ                 359404     11/17/1994  8/15/2009   MOBLEY
311/312 EPO        METHOD

RAM371     FRAM    VOLTAGE REFERENCE FOR A          702372     9/12/2001               WILSON
EPO                FERROELECTRIC 1T/1C

Total:  3 - United Kingdom
---------------------------------------------------------------------------------------------------------------

Note:  The patent interference proceeding listed on Schedule 5.7
                                    Page-82

                               Schedule 5.12 to Credit and Security Agreement

                                   Plans
                                   -----

Ramtron International Corporation 401(k) Retirement Plan

Post retirement medical and life insurance benefits are provided to the Company's former Chairman, L. David Sikes, as per his employment agreement dated January 18, 2000 and as amended December 14, 2000. Medical and life insurance premiums for Mr. Sikes and his spouse will be paid by the Company until November 13, 2006.

                                    Page-83

                                Schedule 6.3 to Credit and Security Agreement

                           Permitted Liens
                           ---------------

                                                      Filing
Creditor          Collateral        Jurisdiction       Date      Filing No.
--------          ----------        ------------      -------    ----------
Infineon          Patents,          Delaware S of S   3-26-02    20769715
Technologies AG   European                            4-23-02    20999049-Amd
                  Receivables,
                  General
                  Intangibles
                  related thereto

Bramwell          Colorado Springs  El Paso County    4-1-02     202050944
Capital Corp.     real estate                                    (946)
                                    Colorado S of S   4-19-02    20022041829

Halifax Fund,     Colorado Springs  El Paso County    4-1-02     202050944
L.P.              real estate                                    (945)
                                    Colorado S of S   4-19-02    20022041830

                                    Page-84

                                Schedule 6.4 to Credit and Security Agreement

                   Permitted Indebtedness and Guaranties
                   -------------------------------------

                           Indebtedness
                           ------------

                     Principal    Maturity      Interest
Creditor              Amount        Date         Payment        Collateral
---------------     ----------    ---------     --------    -----------------
Infineon            $3,000,000    March 28,     $75,000     Patents, European
Technologies AG                   2007          semi-       Receivables, and
                                                annually    General
                                                            Intangibles
                                                            related thereto

Bramwell            $2,500,000    March 28,     $62,500     Colorado Springs
Capital Corp.                     2007          semi-       real estate
                                                annually

Halifax Fund,       $2,500,000    March 28,     $62,500     Colorado Springs
L.P.                              2007          semi-       real estate
                                                annually

                           Guaranties
                           ----------

                       Amount and Description
Primary Obligor       of Obligation Guaranteed      Beneficiary of Guaranty
---------------       ------------------------      -----------------------
EMS                   Monthly equipment lease       Cypress Semiconductor
                      in the amount of              Corporation
                      $75,733.32.  Lease
                      terminates 10-1-04.

                                    Page-85